Exhibit 99.1

Clayton Holdings Reports 58% Increase in Net Income to $7.9 Million and Record Revenue of $239.2 Million for 2006

SHELTON, CONN., February 7, 2007 —Clayton Holdings, Inc. (NASDAQ:CLAY), a provider of information-based analytics, consulting and outsourced services for capital markets firms, lending institutions, fixed income investors and loan servicers, today announced net income of $3.5 million on revenues of $61.2 million for the quarter ended December 31, 2006 and net income of $7.9 million on revenues of $239.2 million for the year ended December 31, 2006.

Clayton’s results for the quarter and year ended December 31, 2006 include:

Key Financial Highlights (amounts in millions, except per share data)

			Percent
			Increase
Quarter Ended December 31,	2006	2005	(Decrease)
Revenue	$61.2	$56.3	8.7%
Gross Profit	24.5	18.5	32.4%
Net Income (Loss)	3.5	(1.3)	n/a
Earnings (Loss) Per Share - Diluted	0.17	(0.11)	n/a
Adjusted Net Income (non-GAAP)*	5.1	3.2	59.4%
Adjusted Earnings Per Share (non-GAAP)*	0.24	0.26	(7.7)%
Diluted Shares Outstanding	21.4	11.9	79.8%
Diluted Shares Outstanding (non-GAAP)	21.4	12.4	72.6%
Gross Profit Margin	40.0%	32.9%	21.6%

			Percent
			Increase
Year Ended December 31,	2006	2005	(Decrease)
Revenue	$239.2	$207.5	15.3%
Gross Profit	84.3	72.0	17.1%
Net Income	7.9	5.0	58.0%
Earnings Per Share - Diluted	0.41	0.41	0.0%
Adjusted Net Income (non-GAAP)*	14.5	14.2	2.1%
Adjusted Earnings Per Share (non-GAAP)*	0.75	1.15	(34.8)%
Diluted Shares Outstanding	19.3	12.3	56.9%
Gross Profit Margin	35.3%	34.7%	1.7%

* Adjusted net income (non-GAAP) excludes acquisition-related amortization, write-off of deferred financing costs associated with prepayment of debt and charges related to impairment of intangible assets net of income tax impact.  For a reconciliation of net income to adjusted net income, please refer to the tables on the following pages.

“2006, our first year as a public company, ended on a strong note,” said Frank Filipps, Chairman and Chief Executive Officer of Clayton. “For the quarter and the full year, Clayton registered significant growth in revenues and profits and improvement in margins; this in a year when total originations declined by 14% and MBS issuance declined by 4%.  Driving this performance were our ongoing efforts to migrate due diligence business to our centralized underwriting platform, accompanied by tighter operational and expense controls.  Our results also benefited from the excellent growth in our non-due diligence businesses – surveillance, conduit, staffing, special servicing and consulting — which registered year-over-year revenue growth of 55% and accounted for 45% of fourth quarter revenues.”

Other Fourth Quarter Highlights

• Centralized due diligence accounted for approximately 40% of due diligence revenues in the quarter, up from 20% in the fourth quarter of 2005.  Due diligence services were performed on approximately 244,000 loans in the fourth quarter of 2006, as compared to 227,000 loans in the fourth quarter of 2005.  For the full year, due diligence services were performed on 945,000 loans compared to 932,000 loans in 2005.  Please refer to the supplementary information on the following pages for further detail.

• As of December 31, 2006, Clayton Fixed Income Services, the Company’s credit risk management and surveillance business, was monitoring $419 billion in assets primarily for investment banks and for institutional investors in mortgage-related securities.  This represents an increase of $110 billion, or 35.6%, since December 31, 2005.

• Gross margin improved to 40.0% in the fourth quarter of 2006, as compared to 37.4% in the third quarter of 2006.  This was the result of a positive shift in Clayton’s mix of business, increased use of centralized underwriting services and improved productivity during the quarter.

• Cash flow from operations for the fourth quarter of 2006 was approximately $14.8 million as compared to approximately $1.4 million in the fourth quarter of 2005.

• Early repayment of $15 million on the Company’s term loan facility in December 2006.  An additional $5 million was repaid in February 2007.

Management will hold a conference call today at 10:00 a.m. Eastern time.  A live webcast of the conference call will be available online at http://www.clayton.com.  Web participants are encouraged to go to Clayton’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  Listening to the webcast requires speakers and RealPlayer™ software, downloadable without charge at http://www.real.com.  Those without Web access can access the call by phone and should plan to dial in approximately 10 minutes prior to the call.  The dial-in numbers are (866) 510-0710 for domestic callers and (617) 597-5378 for international callers.  The participant passcode for both is 46739720.

A recording of the conference call will remain available until May 7, 2007, on Clayton’s website and via telephonic replay.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  The participant passcode for both is 12730792.

About Clayton Holdings, Inc.

Clayton Holdings, Inc., headquartered in Shelton, Connecticut, is an information and analytics company serving leading capital markets firms, lending institutions, fixed income investors and loan servicers with a full suite of information-based analytics, specialty consulting and outsourced services.  Clayton’s services include due diligence analytics, conduit support services, professional staffing, compliance products and services, credit risk management and surveillance and specialized loan servicing services.  Additional information is available at www.clayton.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Clayton can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from Clayton’s expectations include, but are not limited to, adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for its services; the loss of one or more of its largest clients; Clayton’s ability to maintain its professional reputation; management’s ability to execute Clayton’s business strategy; Clayton’s ability to recruit and retain additional qualified independent loan review specialists; and other risks detailed in Clayton’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2006, and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Clayton expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Clayton’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Adjusted net income and adjusted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.  Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making.  Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

Clayton is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization and a loss from extinguishment of debt.  The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

CONTACT:

Rick Herbst
Chief Financial Officer
(203) 926-5600

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenue	$61,194	$56,300	$239,195	$207,502

Cost of services:
Compensation expense	28,610	27,911	119,050	99,675
Travel and related expenses	5,928	7,863	26,110	29,787
Other direct costs	2,158	2,028	9,707	6,066
Total cost of services	36,696	37,802	154,867	135,528

Gross profit	24,498	18,498	84,328	71,974

Operating expenses:
Salaries and benefits	6,175	4,910	23,166	18,911
Other selling, general and administrative expenses	5,257	4,781	20,206	17,181
Depreciation and amortization	2,233	1,556	7,917	4,694
Amortization of intangibles	2,578	2,541	10,299	10,175
Impairment of intangibles	279	1,632	279	1,632
Total operating expenses	16,522	15,420	61,867	52,593

Income from operations	7,976	3,078	22,461	19,381

Interest expense, net	1,525	2,364	8,031	8,189
Loss from extinguishment of debt	140	2,991	886	2,991

Income (loss) before income taxes	6,311	(2,277)	13,544	8,201
Income tax expense (benefit)	2,769	(1,010)	5,668	3,153
Net income (loss)	$3,542	$(1,267)	$7,876	$5,048

Earnings (loss) per share:
Basic	$0.17	$(0.11)	$0.43	$0.42
Diluted	$0.17	$(0.11)	$0.41	$0.41

Weighted average number of shares of common stock outstanding:
Basic	20,635	11,891	18,497	11,889
Diluted	21,442	11,891	19,282	12,305

Reconciliation of non-GAAP measures:

Net income (loss) as reported	$3,542	$(1,267)	$7,876	$5,048
Add amortization of intangibles (1)	2,540	2,541	10,168	10,175
Add loss on extinguishment of debt (2)	140	2,991	886	2,991
Add loss on impairment of intangibles (3)	279	1,632	279	1,632
Less income tax impact of these adjustments (4)	(1,387)	(2,658)	(4,742)	(5,691)
Adjusted net income	$5,114	$3,239	$14,467	$14,155

Adjusted earnings per share:
Basic	$0.25	$0.27	$0.78	$1.19
Diluted	$0.24	$0.26	$0.75	$1.15

Weighted average number of shares of common stock outstanding:
Basic	20,635	11,891	18,497	11,889
Diluted	21,442	12,446	19,282	12,305

(1)             amount represents amortization expense associated with intangible assets as a result of assets acquired in business acquisitions, including amounts primarily related to acquired customer relationships, technology, noncompetition agreements and client backlog.

(2)             amount represents write-off of deferred financing costs associated with the portion of the term loan that was repaid in 2006, and in 2005 the repayment made with proceeds from the Company’s initial public offering of common stock.

(3)             amount represents the write-off of certain customer relationships in 2006, and a tradename in 2005, due to impairment.

(4)             amount represents the income tax impact of the amortization expense adjustments referred to in (1) above, the loss on extinguishment of debt referred to in (2) above and the loss on impairment of intangibles referred to in (3) above.

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash	$22,882	$7,209
Restricted cash	11,739	4,967
Accounts receivable, net	37,452	37,205
Unbilled receivables	14,950	14,926
Prepaid and other current assets	3,252	3,942
Prepaid income taxes	1,791	3,731
Deferred tax assets	572	166
Due to an affiliate entity	—	23
Total current assets	92,638	72,169

Property and equipment, net	20,365	18,176
Goodwill	73,402	69,843
Intangible assets, net	75,007	84,740
Other assets, net	1,501	2,577
Total assets	$262,913	$247,505

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long term debt and capital lease obligations, current portion	$929	$1,639
Accounts payable and accrued expenses	22,832	18,842
Servicer escrow liability	11,739	4,967
Total current liabilities	35,500	25,448

Long term debt and capital lease obligations, net of current portion	64,423	148,777
Deferred tax liabilities	4,089	3,381
Deferred revenue	204	218
Deferred rent	968	1,014
Total liabilities	105,184	178,838

Commitments and contingencies
Series A convertible preferred stock	—	12,258
Series B convertible preferred stock	—	43,867
Stockholders’ equity:
Common stock	207	33
Class B common stock	—	3
Additional paid in capital	141,256	4,116
Retained earnings	16,266	8,390
Total stockholders’ equity	157,729	12,542
Total liabilities and stockholders’ equity	$262,913	$247,505

Supplementary Data

Revenue by Product (unaudited)

	Three Months Ended December 31,
	2006		2005		Increase / (Decrease)
		% of		% of
(in thousands)	Amount	Revenues	Amount	Revenues	Amount	%
Field Due Diligence	$19,016	31.1%	$27,558	48.9%	$(8,542)	(31.0)%
Central Underwriting	12,538	20.5%	7,077	12.6%	5,461	77.2%
Ancillary Services	1,716	2.8%	1,676	3.0%	40	2.4%

Sub-total Due Diligence	33,270	54.4%	36,311	64.5%	(3,041)	(8.4)%

Surveillance Services	10,310	16.9%	7,161	12.7%	3,149	44.0%
Conduit Support Services	6,556	10.7%	5,327	9.5%	1,229	23.1%
Professional Staffing Services	4,243	6.9%	3,522	6.3%	721	20.5%
Special Servicing	3,691	6.0%	2,786	4.9%	905	32.5%
Other	3,124	5.1%	1,193	2.1%	1,931	161.9%

Sub-total Non Due Diligence	27,924	45.6%	19,989	35.5%	7,935	39.7%

Total Clayton	$61,194	100.0%	$56,300	100.0%	$4,894	8.7%

	Twelve Months Ended December 31,
	2006		2005		Increase / (Decrease)
		% of		% of
(in thousands)	Amount	Revenues	Amount	Revenues	Amount	%
Field Due Diligence	$89,376	37.3%	$112,702	54.3%	$(23,326)	(20.7)%
Central Underwriting	38,269	16.0%	23,884	11.5%	14,385	60.2%
Ancillary Services	7,343	3.1%	3,636	1.8%	3,707	102.0%

Sub-total Due Diligence	134,988	56.4%	140,222	67.6%	(5,234)	(3.7)%

Surveillance Services	34,992	14.6%	25,326	12.2%	9,666	38.2%
Conduit Support Services	26,878	11.2%	15,201	7.3%	11,677	76.8%
Professional Staffing Services	16,244	6.8%	13,242	6.4%	3,002	22.7%
Special Servicing	13,063	5.5%	8,776	4.2%	4,287	48.8%
Other	13,030	5.5%	4,735	2.3%	8,295	175.2%

Sub-total Non Due Diligence	104,207	43.6%	67,280	32.4%	36,927	54.9%

Total Clayton	$239,195	100.0%	$207,502	100.0%	$31,693	15.3%

Supplementary Data

Loan Volumes (unaudited)

	Three Months Ended December 31,
			Increase / (Decrease)
	2006	2005	Amount	%
Due Diligence:
Traditional file reviews:
Field	116,000	161,000	(45,000)	(28.0)%
CU	86,000	48,000	38,000	79.2%
Other file reviews	18,000	3,000	15,000	500.0%
	220,000	212,000	8,000	3.8%
Conduit	24,000	15,000	9,000	60.0%
Total	244,000	227,000	17,000	7.5%

	Year Ended December 31,
			Increase / (Decrease)
	2006	2005	Amount	%
Due Diligence:
Traditional file reviews:
Field	528,000	702,000	(174,000)	(24.8)%
CU	263,000	177,000	86,000	48.6%
Other file reviews	71,000	15,000	56,000	373.3%
	862,000	894,000	(32,000)	(3.6)%
Conduit	83,000	38,000	45,000	118.4%
Total	945,000	932,000	13,000	1.4%